Exhibit 5

AMENDMENT TO

SECURITY AGREEMENT

This Amendment to Security Agreement (this “Amendment”) is made and entered into as of May 10, 2021 (the “Effective Date”) by and between Interpace Biosciences, Inc., a Delaware corporation (the “Grantor”), and Ampersand 2018 Limited Partnership, a Delaware limited partnership in its capacity as collateral agent pursuant to the Notes (as hereinafter defined), as secured party (in such capacity, the “Secured Party”). Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Notes.

WHEREAS, the Secured Party has made a loan to the Grantor in an aggregate unpaid principal amount equal to $3,000,000.00 (the “Ampersand Loan”), evidenced by that certain Secured Promissory Note dated as of January 7, 2021 (as amended, supplemented or otherwise modified from time to time, the “Ampersand Note”), made by the Grantor and payable to the order of the Secured Party;

WHEREAS, as of the Effective Date, the Secured Party and the Grantor have entered into that certain Amendment to Secured Promissory Note (the “Ampersand Amendment”) to increase the aggregate principal amount of the Ampersand Loan by $1,500,000.00;

WHEREAS, 1315 Capital II, L.P., a Delaware limited partnership (“1315 Capital”), has made a loan to the Grantor in an aggregate unpaid principal amount equal to $2,000,000.00 (the “1315 Loan” and together with the Ampersand Loan, the “Loans”), evidenced by that certain Secured Promissory Note dated as of January 7, 2021 (as amended, supplemented or otherwise modified from time to time, the “1315 Note” and together with the Ampersand Note, the “Notes”) made by the Grantor and payable to the order of 1315 Capital;

WHEREAS, as of the Effective Date, 1315 Capital and the Grantor have entered into that certain Amendment to Secured Promissory Note (the “1315 Capital Amendment”) to increase the aggregate principal amount of the 1315 Capital Loan by $1,000,000.00;

WHEREAS, the Grantor has entered into that certain Security Agreement dated as of January 7, 2021 (the “Security Agreement”), made in favor of the Secured Party to secure the payment and performance of the Secured Obligations;

WHEREAS, pursuant to Section 14 of the Security Agreement, any term of the Security Agreement may be amended or modified with the written consent of the Grantor and the Secured Party; and

WHEREAS, the Grantor and the Secured Party desire to amend the Security Agreement to reflect the Ampersand Amendment and the 1315 Capital Amendment as further described herein.

NOW, THEREFORE, in accordance with the foregoing and intending to be legally bound hereby, the Grantor and the Secured Party hereby amend the Security Agreement as provided for below, and otherwise further agree as follows:

1. Amendment to the Security Agreement. The first “WHEREAS” clause of the Security Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, on January 7, 2021, the Secured Party has made a loan to the Grantor (the “Ampersand Loan”), evidenced by that certain Secured Promissory Note of even date herewith, as amended by that certain Amendment to Secured Promissory dated as of May 10, 2021 (as amended, supplemented or otherwise modified from time to time, the “Ampersand Note”) in an aggregate unpaid principal amount equal to $4,500,000.00, made by the Grantor and payable to the order of the Secured Party, and 1315 Capital II, L.P., a Delaware limited partnership (“1315 Capital”) has made a loan to the Grantor (the “1315 Loan” and together with the Ampersand Loan, the “Loans”), evidenced by that certain Secured Promissory Note of even date herewith, as amended by that certain Amendment to Secured Promissory Note dated as of May 10, 2021 (as amended, supplemented or otherwise modified from time to time, the “1315 Note” and together with the Ampersand Note, the “Notes”) in an aggregate unpaid principal amount equal to $3,000,000.00, made by the Grantor and payable to the order of 1315 Capital. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Notes;

2. Continued Effectiveness. Except as amended hereby, the Security Agreement shall remain in full force and effect and all of the rights and obligations under the Security Agreement are hereby affirmed. In the event of a conflict between the Security Agreement and this Amendment, this Amendment shall control.

3. References. From and after the Effective Date, any reference to the Security Agreement contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall so otherwise require.

4. Counterparts. This Amendment may be signed in two or more counterparts (including by means of telecopied signature pages) any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INTERPACE BIOSCIENCES, INC.

By	/s/ Thomas W. Burnell

Name: Thomas W. Burnell
Title: President and CEO

AMPERSAND 2018 LIMITED
PARTNERSHIP

By:	AMP-18 Management Company Limited

Partnership, its General Partner

By:	AMP-18 MC LLC, its General Partner

By	/s/ Herbert H. Hooper

Name: Herbert H. Hooper
Title: Managing Member

[Signature Page to Amendment to Security Agreement]